UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2023
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
475 Quaker Meeting House Road Honeoye Falls, NY		14472
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2023, the Board of Directors (the “Board”) of Hyzon Motors Inc. (the “Company”) appointed Mr. Matthew Foulston as a director to the Board. Mr. Foulston’s appointment fills a vacancy currently held on the Board.

Mr. Foulston was appointed as a Class I director, the class of directors whose terms of office expire at the 2025 Annual Meeting of Stockholders. However, Mr. Foulston will be included among the Class II nominees being submitted for election at the Company’s 2023 Annual Meeting of Stockholders, and if elected at such meeting, Mr. Foulston will then serve as a Class II director with a term of office expiring at the 2026 Annual Meeting of Stockholders. Mr. Foulston was appointed as a member Audit and Compensation Committees, and was elected as Chair of the Audit Committee.

Mr. Foulston will receive compensation for service on the Board as well as the Audit and Compensation Committees pursuant to the Company’s compensation program for non-employee directors, as amended for new directors (including Mr. Foulston), effective as of June 23, 2023 (the “New Director Program”). Pursuant to the New Director Program, Mr. Foulston is eligible to receive:

•An annual retainer of $75,000;
•An annual retainer of $25,000 for service as chair of the Audit Committee;
•An annual retainer of $10,000 for members of the Compensation Committee;
•An Initial Equity Award with a value of $250,000 (payable in the form of stock options and restricted stock units, granted in connection with initial election to the Board) (the “Initial Equity Awards”), split equally between non-qualified stock options and restricted stock units; and
•An Annual Equity Award with a value of $185,000 in connection with the annual stockholders meeting, split equally between non-qualified stock options and restricted stock units, that vests on the one-year anniversary of the grant (or, if earlier, upon a change in control of the Company).

One-third of the Initial Equity Awards will vest on each of (i) the grant date, (ii) the second anniversary of the grant date and (iii) the third anniversary of the grant date, in each case subject to continued service through the applicable vesting date. The Initial Equity Awards and Annual Equity Awards will accelerate upon a change in control of Hyzon.

Mr. Foulston does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Foulston and any other person pursuant to which Mr. Foulston was elected to serve on the Board. Mr. Foulston is not related to any member of the Board or any executive officer of the Company.

Item 7.01 Regulation FD Disclosure

On July 12, 2023, the Company furnished a press release regarding the appointment of Mr. Foulston to the Board, as described above in Item 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:
The following exhibit relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
99.1	Press release, dated July 12, 2023 issued by the Company.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: July 12, 2023	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer